REGISTRATION RIGHTS AGREEMENT

     AGREEMENT, made as of the 9th day of December, 1998, by and between Metris Companies Inc., a corporation organized and existing under the laws of Delaware (the "Company") and those persons whose names appear on the signature page hereof designated as investors (collectively, the "Investors").

     WHEREAS, the Investors have entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which on the date hereof they are acquiring shares of Series B Perpetual Preferred Stock of the Company, par value $.01 per share (the "Series B Preferred Stock"), senior notes due 2006 of the Company (the "Senior Notes") and warrants to purchase shares of the Common Stock, par value $.01 per share of the Company (including the rights to acquire Series A Junior Participating Preferred Stock of the Company associated therewith) (the "Warrants", and collectively with the Series B Preferred Stock and the Senior Notes, referred to as the "Securities");

     WHEREAS, the Securities, upon the occurrence of certain events, shall automatically be exchanged (the "Exchange") for shares of the Company's Series C Perpetual Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), each such share to be convertible in accordance with the Certificate of Designation of the Series C Preferred Stock into shares of Common Stock, par value $.01 per share, of the Company (including the rights to acquire Series A Junior Participating Preferred Stock of the Company associated therewith), Non-Voting Common Stock, $.01 par value, of the Company (the "Non-Voting Common Stock") and Series D Junior Participating Convertible Preferred Stock, $.01 par value, of the Company (the "Series D Preferred Stock");

     WHEREAS, the execution of this Agreement by the Company is a condition precedent to the obligations of the Investors to perform their obligations under the Purchase Agreement; and

     WHEREAS, the Investors acknowledge the existence of certain registration rights granted to Rakesh K. Kaul ("Kaul") pursuant to the Settlement Agreement, dated as of October 18, 1996, by and among Fingerhut Companies, Inc., the Company and Kaul (the
"Settlement Agreement").

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Act.

     "Company" means Metris Companies Inc., a Delaware corporation, and its successors and assigns, including any successors by merger.

     "Determination Date" means the earlier of (i) the day after the stockholders of the Company vote on the Exchange at a meeting of the stockholders called for such purpose, whether or not the Exchange is approved, and (ii) June 30, 1999.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Holder" means the person who is then the record owner of Registrable Securities which have not been sold to the public.

     "Kaul Securities" means (i) the 96,125 shares of Common Stock issuable pursuant to the exercise of an option granted to Kaul under the Settlement Agreement, and (ii) any Common Stock issued in respect of the shares described in clause (i) upon any stock split, stock dividend, recapitalization or other similar event.

     "Liquidated Damages" shall have the meaning set forth in
Section 12(g) hereof.

     "Registrable Securities" means (i) all Securities now owned or hereafter acquired by an Investor, (ii) all shares of Series C Preferred Stock now owned or hereafter acquired by an Investor,
(iii) all shares of Common Stock, Non-Voting Common Stock and Series D Preferred Stock now owned or hereafter acquired by an Investor; (iv) all shares of Common Stock, Non-Voting Common Stock and Series D Preferred Stock issuable with respect to securities of the Company convertible into or exercisable for shares of Common Stock, Non-Voting Common Stock and Series D Preferred Stock now owned or hereafter acquired by any Investor, including but not limited to, Common Stock, Non-Voting Common Stock or Series D Preferred Stock issuable upon conversion of Series C Preferred Stock; (v) all shares of Series C Preferred Stock issuable with respect to securities of the Company convertible into or exercisable for shares of Series C Preferred Stock now owned or hereafter acquired by an Investor, including but not limited to, Series C Preferred Stock issuable upon the exchange of any Securities; and (vi) any Securities, Series C Preferred Stock, Common Stock, Non-Voting Common Stock and Series D Preferred Stock issued in respect of the securities described in clause (i), (ii), (iii), (iv), or (v) upon any stock split, stock dividend, recapitalization or other similar event.

     The term "register" means to register under the Act and applicable state securities laws for the purpose of effecting a public sale of securities.

     All capitalized words used herein as defined terms and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement.

     2. Registration Rights. (a) Within sixty (60) days of the Determination Date, but in no event later than June 30, 1999, the Company shall (and cause any Subsidiaries required to register as guarantors to) file with the Commission a registration statement on Form S-3 (or any successor form to Form S-3) for a public resale offering of the Registrable Securities of the Holders and shall use its reasonable best efforts to cause such registration statement to become and remain effective for the period ending on the date the resale of all shares registered thereunder is complete. If for any reason the Company is not eligible to file such registration statement on Form S-3 (or any successor form to Form S-3), the Company shall effect such registration using such form as the Company is then eligible to use.

          (b)  In the case of any registration pursuant to this
Section 2, the Company shall keep each person whose securities are to be registered thereunder (a "Selling Holder") advised of the initiation and completion of such registration. At its expense, except as provided in Section 2(b)(iv) below, the Company will promptly:

               (i) Prepare and file with the Commission the registration statement described in Section 2(a) above and thereafter use reasonable best efforts to cause such registration statement to become effective;

               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (iii) Furnish to the Selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the securities covered by such registration statement;

               (iv) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Selling Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (v) Notify each Selling Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (vi) Cause all such shares of Registrable
Securities to be listed on each securities exchange or market system on which similar securities issued by the Company are then listed; and

               (vii)     Provide a transfer agent and registrar
for all such shares of Registrable Securities not later than the effective dates of such registration statements.

          (c) Each Selling Holder and the Company shall provide the Company with all necessary and reasonable assistance in the preparation and filing of the registration statement required to be prepared and filed by the Company and all other obligations of the Company under this Section 2.

          (d) The Company shall pay the expenses incurred by it in complying with its obligations under this Section 2, including, without limitation, all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company.

          (e) The Company shall have the right, upon the advice of the Board of Directors of the Company (the "Board"), upon giving written notice to each Selling Holder of the exercise of such right, to require such Selling Holder not to sell any shares pursuant to the registration statement filed pursuant to Section 2 for a period (as determined in good faith by the Board) from the date on which such notice is given (a "black-out period"), if
(i)(A) the Company is engaged in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divesture, tender offer, financing or other transaction, or there is an event or state of facts relating to the Company, in each case which is material to the Company (as reasonably determined by the Board) ( any such negotiation, step, event or state of facts being herein called "Material Activity"), (B) in the reasonable judgment of the Board, after consultation with and acting upon the written advice of outside counsel, disclosure of such Material Activity would be necessary or advisable under applicable securities laws and (C) such disclosure would, in the reasonable judgment of the Board, be adverse to the interests of the Company, or (ii) the Board, in its reasonable judgment, after consultation with and acting upon the written advice of outside counsel, deems it necessary to file a post-effective amendment to such registration statement or to prepare a supplement to, or otherwise amend, the form of prospectus contained therein. During any such black-out period, each Selling Holder agrees not to sell any Registrable Shares under such registration statement for such period of time as the Board, acting on the written advice of outside counsel, may in good faith deem advisable; provided, however, that no single black-out period will be longer than sixty (60) calendar days and, in the aggregate, all black-out periods in any twelve (12) month period shall not include more than one hundred twenty
(120) calendar days; provided, further, however, that no black-out period may be imposed by the Company during the first thirty calendar days after the effectiveness of the registration statement filed pursuant to Section 2. The period of effectiveness of any registration statement in effect at the time of a black-out period and the termination period under Section 5 shall be extended for a period equal to the black-out period.

     3. Acknowledgment. The Investors hereby acknowledge and agree that (i) under the Settlement Agreement, the Company has the obligation to permit registration of all of the Kaul Securities by way of a piggyback registration with respect to a registration statement filed by the Company, and (ii) accordingly, if the Company shall determine to register any of the Kaul Securities pursuant to such registration rights, the Investors shall not object to the inclusion in the registration described in Section 2 of all or any portion of such Kaul Securities held by Kaul; provided that, such securities shall not be included in any underwritten offering of all or a portion of the Registrable Shares initiated solely by the Investors without the consent of the Investors.

     4. Underwritten Offering. At the election of a majority in interest of the Holders, all or any portion of the Registrable
Securities may be distributed by means of an underwriting;
provided that such right may be exercised no more than three (3) times.

          (a) Selection of an Underwriter. The underwriter of any underwriting requested under this Section 4 shall be selected by a majority in interest of the Registrable Securities included therein, subject to the consent of the Company, which consent shall not unreasonably be withheld.

          (b) Cut-backs. In connection with any offering involving an underwriting of Registrable Shares, if the managing underwriter of such underwriting shall have informed the Company (which shall distribute such notice to the Holders requesting registration in respect of such underwritten offering) by letter of its belief that the inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of other securities so requested to be included would interfere with the successful marketing of the securities by the underwriters (such writing to state the basis of such belief and the approximate number of Registrable Securities and other securities so requested to be included which may be included in such underwritten offering without such effect, if any), then the Company may, upon written notice to all such Holders, exclude from such underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect), the number of Registrable Securities and other securities so requested to be included, so that the resultant aggregate amount of such securities so included in such offering shall be equal to the amount stated in such managing underwriter's letter (the securities so included to be apportioned among the selling shareholders pro rata according to their ownership of the Registrable Securities).

          (c) Information Availability. In connection an underwritten offering under this Section 4, the Company agrees to make available for inspection by each Holder and any underwriter participating in such underwritten distribution, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such underwritten distribution.

     5. Indemnification. (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities with rights under this Agreement, against all damages caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

          (b) In connection with any registration statement in which a holder of Registrable Securities with rights under this Agreement is participating, each such holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against all damages resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder specifically for use in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such holders and the liability of each such holder will be in proportion to and limited to the net amount received by such holder from the sale of Common Stock, pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party.

     6. Current Public Information. Until all shares of Registrable Securities subject to this Agreement have been sold, the Company will timely file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell their shares pursuant to Rule 144 under the Securities Act and pursuant to Form S-3 or similar registration form hereunder adopted by the Commission. Upon written request, the Company will deliver to such holders a written statement as to whether it has complied with such requirements.

     7. Termination of Registration Rights. Notwithstanding the foregoing provisions of this Agreement, the Company's obligations pursuant to Section 2 shall terminate, with respect to a given Holder, at the time such Holder (i) is not an affiliate of the Company and has not been so for the ninety (90) consecutive days prior to the date of determination and (ii) may sell all of his or her shares of Common Stock in compliance with Rule 144 (other than pursuant to Rule 144(k)) in a single 90-day period under the Securities Act.

     8. Expenses. The Company shall pay all out-of-pocket costs in connection with any registration pursuant to this Agreement. The costs and expenses of any such registration shall include, without limitation, the fees and expenses of the Company's counsel and its accountants and all other out-of-pocket costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Company's transfer agent, the fees and expenses of one counsel for the Holders, expenses of all marketing and promotional efforts requested by the managing underwriter all other costs and expenses of complying with the foregoing provisions hereof with respect to such registration and underwriting commissions or discounts, selling agent or similar fees payable with respect to Registrable Securities sold by the Investors or assigns; provided that the aggregate amount of such commissions or fees paid by the Company shall be capped at 3.3% of such gross proceeds. The Company shall not be responsible for paying any underwriting commission or discount, selling agent or similar fees relating to securities sold by the Holders, except to the extent provided in the immediately preceding sentence.

     9. Listing Application. If shares of any class of stock of the Company shall be listed on a national securities exchange, the Company shall, at its expense, include in its listing application all of the shares of the listed class then owned by any Investor.

     10. Damages. The Company recognizes and agrees that the Holder of Registrable Securities shall not have an adequate remedy if the Company fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure any Holder of Registrable Securities shall be entitled to seek specific performance of the Company's obligations hereunder and that the Company will not oppose an application seeking such specific performance.

     11.  Representations and Warranties of the Company.  The
Company represents and warrants to the Investor as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government by which the Company or any of its properties or assets is bound, the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any provision of any indenture, agreement or other instrument to which the Company or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     12.  Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telecopied or sent by other facsimile method addressed as set forth on Schedule I attached hereto.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

          (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding Registrable Securities.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (g) In the event that the Company has failed to register the Senior Notes in accordance with the terms of this Agreement, during the continuation of such failure the Company will be obligated to pay liquidated damages ("Liquidated Damages") to each holder of Senior Notes in an amount equal to 1% per annum, calculated daily, on the outstanding principal amount of Senior Notes held by such holder. All accrued Liquidated Damages shall be paid to holders in the same manner as interest payments on the Senior Notes, on semi-annual payment dates which correspond to interest payment dates for the Senior Notes. Following the cure of such failure to register these Senior Notes in accordance with the terms of this Agreement, the accrual of Liquidated Damages will cease.

[The Remainder of this Page is Intentionally Left Blank]
     IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representation of each of the signatories hereto as of the date and year first above written.

                         THE COMPANY:

                         METRIS COMPANIES INC.

                         By:/s/ Ronald N. Zebeck
                         Name: Ronald Zebeck
                         Title: President and Chief Executive
                                Officer

                         INVESTORS:

                         THOMAS H. LEE EQUITY FUND IV, L.P.

                         By:  THL Equity Advisors IV, LLC,
                                 its General Partner

                         By:  /s/ Thomas M. Hagerty
                         Name:     Thomas M. Hagerty
                         Title:    Managing Director

                         THOMAS H. LEE FOREIGN FUND IV, L.P. 1997
                         THOMAS H. LEE NOMINEE TRUST, DAVID V.
                         HARKINS, THE 1995 HARKINGS GIFT TRUST,
                         SCOTT A SCHOEN, C. HUNTER GOLL, SCOTT M.
                         SPERLING, ANTHONY J. DINOVI, THOMAS M.
                         HAGERTY, WARRENT C. SMITH, JR., SETH W.
                         LAWRY, KENT R. WELDON, TERENCE M.
                         MULLEN, TODD M. ABBRECHT, CHARLES A
                         BRIZIUS, SOCTT JAECKEL, SOREN OBERG,
                         THOMAS R. SHEPHERD, WENDY L MASLER,
                         ANDREW D. FLASTER, KRISTINA A. WATTS,
                         ROBERT SCHIFF LEE 1998 IRREVOCABLE
                         TRUST, STEPHEN ZACHARY LEE, CHARLES W.
                         ROBINS AS CUSTODIAN FOR JESSE ALBERT
                         LEE, CHARLES W. ROBINS, JAMES WESTRA,
                         THOMAS H. LEE CHARITABLE INVESTMENT
                         L.P., THL-CCI INVESTORS LIMITED
                         PARTNERSHIP

                         By: /s/ Thomas M. Hagerty
                         Thomas M. Hagerty,
                         Attorney-in-fact

                           SCHEDULE I

Company

Metris Companies Inc.
600 South Highway 169
Suite 1800
St. Louis Park, MN  55426
Attn: Z. Jill Barclift
Fax:  612-525-5098


Investors

THL Equity Fund IV, L.P., THL Foreign Fund IV, L.P.,
1997 THL Nominee Trust, David V. Harkins, The 1995
Harkins Gift Trust, Scott A. Schoen, C. Hunter Boll,
Scott M. Sperling, Anthony J. DiNovi, Thomas M.
Hagerty, Warren C. Smith, Jr., Seth W. Lawry, Kent R.
Weldon, Terence M. Mullen, Todd M. Abbrecht, Charles
A. Brizius, Scott Jaeckel, Soren Oberg, Thomas R.
Shepherd, Wendy L. Masler, Andrew D. Flaster, Kristina
A. Watts, Robert Schiff Lee 1998 Irrevocable Trust,
Stephen Zachary Lee, Charles W. Robins as Custodian for Jesse Albert Lee, Charles W. Robins, James Westra,
THL Charitable Investment, L.P., THL-CCI Investors
Limited Partnership

c/o the Thomas H. Lee Company
75 State Street
Boston, MA 02109
Attn:  C. Hunter Boll
Fax:  617-227-3514